UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 1.01. Entry into a Material Definitive Agreement.

FDIC-assisted Acquisition of Old Harbor Bank of Florida

On October 21, 2011, 1st United Bank (“1st United Bank”), a Florida-chartered commercial bank and wholly-owned subsidiary of 1st United Bancorp, Inc., a Florida corporation and registered bank holding company (the “Registrant”), entered into a Purchase and Assumption Agreement – Whole Bank; All Deposits (the “Purchase Agreement”) with the Federal Deposit Insurance Corporation, and the Federal Deposit Insurance Corporation, as receiver of Old Harbor Bank (“Old Harbor”) whereby 1st United Bank agreed to assume all of the deposits (other than depository organization-brokered deposits) and purchase substantially all of the assets of Old Harbor, headquartered in Clearwater, Florida. Pursuant to the Purchase Agreement, 1st United Bank assumed approximately $213.3 million of deposits and purchased approximately $154.3 million in loans and $1.3 million in other real estate from Old Harbor.

The deposits were acquired with a 0% premium and assets were acquired at a discount of approximately $8.5 million, subject to customary adjustments. The terms of the Purchase Agreement provide for the FDIC to indemnify 1st United Bank against claims with respect to liabilities and assets of Old Harbor or any of its affiliates not assumed or otherwise purchased by the Registrant and with respect to certain other claims by third parties.

Each of Old Harbor’s banking offices located in Florida have reopened as branches of 1st United Bank. 1st United Bank has an option, exercisable for 90 days following the closing of the acquisition, to acquire, at fair market value, any bank premises that were owned by, or any leases relating to bank premises held by, Old Harbor (including ATM locations). 1st United Bank is currently reviewing the bank premises and related leases of Old Harbor. In addition, 1st United Bank has an option, exercisable for 90 days following the closing of the Acquisition, to elect to assume or reject any contracts that provided for the rendering of services by or to Old Harbor.

In connection with the acquisition of Old Harbor, 1st United Bank entered into loss sharing agreements with the FDIC that collectively cover the entire $154.3 million loan portfolio and the $1.3 million other real estate owned (the “Covered Assets”). None of the other acquired assets of Old Harbor are covered by loss sharing agreements with the FDIC.

Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse 1st United Bank for losses with respect to Covered Assets begins with the first dollar of loss incurred. The FDIC will reimburse 1st United Bank for 70% of losses with respect to Covered Assets, up to approximately $49 million. 1st United Bank will reimburse the FDIC for 70% of recoveries with respect to losses for which the FDIC paid 1st United Bank 70% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single-family residential mortgage loans provides for FDIC loss sharing and 1st United Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans and other real estate owned provides for FDIC loss sharing for five years and 1st United reimbursement for eight years on the same terms and conditions as described above.

The loss sharing agreements prohibit the assignment by 1st United Bank of its rights under the loss sharing agreements and the sale or transfer of any subsidiary of 1st United Bank holding title to Covered Assets without the prior written consent of the FDIC. An assignment would include (i) the merger or consolidation of 1st United Bank with or into another bank, if the Registrant will own less than 66.66% of the equity of the resulting bank; (ii) the merger or consolidation of the Registrant with or into another company, if the shareholders of the Registrant will own less than 66.66% of the equity of the resulting company; (iii) the sale of all or substantially all of the assets of 1st United Bank to another company or person; or (iv) a sale of shares by any one or more shareholders of the Registrant or 1st United Bank that would effect a change in control of 1st United Bank. 1st United Bank’s rights under the loss sharing agreements will terminate if any assignment of the loss sharing agreements occurs without the prior written consent of the FDIC.

In addition, on December 15, 2021, 1st United Bank will pay to the FDIC 50% of the excess, if any, of (1) $9,761,431 minus (2) the sum of (a) 25% of the asset discount bid made in connection with the acquisition, (b) 20% of the Cumulative Shared-Loss Payments (as defined below) and (c) 3.5% of the total loans subject to loss sharing under the loss sharing agreements as specified in the schedules to the Purchase Agreement. For the purposes of the above calculation, “Cumulative Shared-Loss Payments” means (i) the aggregate of all of the payments made or payable to the Registrant under the loss sharing agreements minus (ii) the aggregate of all of the payments made or payable to the FDIC under the loss sharing agreements.

The above reimbursable losses and recoveries are based on the book value of the relevant loans and other assets as determined by the FDIC as of the effective date of the acquisition. The amount that 1st United Bank realizes on these assets could differ materially from the carrying value that will be reflected in any financial statements, based upon the timing and amount of collections and recoveries on the covered assets in future periods.

Acquisition of Anderen Financial, Inc.

On October 24, 2011, the Registrant announced the execution of an Agreement and Plan of Merger (the “Merger Agreement”), dated October 24, 2011, by and among the Registrant, Anderen Financial, Inc., a Florida corporation (“AFI”), and Anderen Bank, a Florida chartered commercial bank (“Anderen”). Pursuant to the Merger Agreement, the Registrant will acquire AFI pursuant to (i) the merger (“Merger”) of AFI with and into the Registrant and (ii) the subsequent merger of Anderen Bank with and into 1st United Bank.

Pursuant to the terms of the Merger Agreement, each share of AFI’s common stock issued and outstanding will be converted, at the election of each AFI shareholder, into the right to receive an amount per share pursuant to a formula based on AFI’s tangible book value and the average trading price of the Registrant’s shares of common stock, both values to be determined in the future. AFI shareholders may elect to receive the Merger consideration in cash, shares of the Registrant’s common stock, or 50% cash and 50% stock. However, pursuant to the terms of the Merger Agreement, elections may be subject to mandatory allocation procedures intended to ensure that the total consideration paid to AFI shareholders will be approximately 50% in cash and 50% in the Registrant’s common stock. As of October 24, 2011, the Registrant expects the consideration for the Merger to be approximately $37 million.

AFI has agreed not to solicit proposals from any other person or entity relating to alternative business combination transactions or enter into discussions or negotiations with any other person or entity in connection with any proposals for alternative business combination transactions. The Registrant may terminate the Merger Agreement if AFI breaches such covenant. If the Registrant terminates the Agreement for this reason and AFI subsequently enters into an acquisition transaction with such other person or entity, AFI has agreed to pay the Registrant a termination fee in the amount of $2,000,000. The Merger Agreement provides certain other termination rights for both the Registrant and AFI.

The Merger Agreement contains representations, warranties, and covenants of the Registrant and AFI, including, among others, a covenant that requires (i) AFI to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger, and (ii) AFI not to engage in certain kinds of transactions during such period without the prior written consent of the Registrant.

The Merger Agreement has been approved by the boards of directors of the Registrant and AFI. The Merger Agreement requires the Registrant and AFI to use their reasonable best efforts to close the Merger on or before April 30, 2012. The Merger also is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of AFI, (ii) receipt of regulatory approvals, (iii) absence of any litigation which might reasonably be expected to materially and adversely affect the Merger or materially and adversely affect the business of Anderen Bank. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant or AFI, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Registrant’s or AFI’s respective public disclosures.

The Registrant has agreed to appoint one (1) qualified, independent (non-insider) director from the current AFI Board of Directors to serve on both the Bancorp and 1st United Boards of Directors and one (1) additional qualified, independent (non-insider) director from the current Anderen Bank Board of Directors to serve on the 1st United Board of Directors.

In connection with the execution of the Merger Agreement, each director of AFI and Anderen entered into a Voting Agreement with the Registrant (the “Voting Agreement”), pursuant to which each such person agreed, among other things, to vote his or her shares of AFI, in favor of the Merger Agreement at a meeting of shareholders of AFI to be called to consider and approve the Merger Agreement. In addition, each director of AFI and Anderen (other than the directors who will join the Registrant’s or 1st United Board of Directors), will each execute a two-year non-competition and non-solicitation agreement in exchange for the issuance of 20,000 stock options, subject to a two year vesting schedule, to acquire the Registrant’s common stock. The options will be issues at fair market value on the date of grant.

The foregoing summaries of the Purchase Agreement and Merger Agreement are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Merger Agreement, copies of which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report and are each incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under the heading “FDIC-assisted Acquisition of Old Harbor Bank under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

On October 24, 2011, the Registrant issued a press release announcing the Merger Agreement and the transaction contemplated thereby. The Registrant will host a live conference call for investors on Tuesday, October 25, 2011 at 2 p.m. Eastern Standard Time to provide further details regarding both transactions summarized in Item 1.01 above and to report the Registrant’s results of operations for the third quarter of 2011. A copy of the press release, which contains instructions on how to access the conference call, and two slide presentations expected to be made available during the conference call, are attached as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, respectively, to this Current Report and are each incorporated by reference herein.

The information furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

Any non-historical statements in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans and expectations that are subject to uncertainties and risks, which could cause 1st United’s future results to differ materially. The following factors, among others, could cause our actual results to differ: the satisfaction of closing conditions for the acquisition, including receipt of regulatory approvals for the transaction; receipt of approval by the shareholders of Anderen for the transaction, and the possibility that the transaction will not be completed, or if completed, will not be completed on a timely basis; disruption to the parties’ businesses as a result of the announcement and pendency of the transaction; our need and our ability to incur additional debt or equity financing; our ability to comply with the terms of the loss sharing agreements with the FDIC; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the accuracy of our financial statement estimates and assumptions, including the estimate of our loan loss provision; the effects of harsh weather conditions, including hurricanes, and man-made disasters; inflation, interest rate, market, and monetary fluctuations; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the frequency and magnitude of foreclosure of our loans; legislative and regulatory changes, including the Dodd-Frank Act; our ability to comply with the extensive laws and regulations to which we are subject; the willingness of clients to accept third-party products and services rather than our products and services and vice versa; changes in securities and real estate markets; increased competition and its effect on pricing, including the impact on our noninterest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes; changes in monetary and fiscal policies of the U.S. Government; the effects of security breaches and computer viruses that may affect our computer systems; changes in consumer spending and saving habits; changes in accounting principles, policies, practices or guidelines; anti-takeover provisions under federal and state law as well as our Articles of Incorporation and our Bylaws; and our ability to manage the risks involved in the foregoing. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to 1st United’s ability to successfully integrate the business and employees of 1st United and Anderen, including the failure to achieve expected gains, revenue growth, and/or expense savings. These factors, as well as additional factors, can be found in our periodic and other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov) or on request from 1st United or Anderen. Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond our control. Forward-looking statements in this Form 8-K speak only as of the date of the press release, and neither 1st United nor Anderen assumes any obligation to update forward-looking statements or the reasons why actual results could differ.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

1st United intends to file with the SEC a registration statement on Form S-4, in which a proxy statement of Anderen will be included and a prospectus of 1st United will be included, and other documents in connection with the proposed acquisition of Anderen. The proxy statement/prospectus will be sent to the shareholders of Anderen. Before making any decision with respect to the proposed transaction, shareholders of Anderen are urged to read the proxy statement/prospectus and other relevant materials because these materials will contain important information about the proposed transaction. The registration statement and proxy statement/prospectus and other documents which will be filed by 1st United with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request to 1st United, One North Federal Highway, Boca Raton, FL 33432, Attention: Investor Relations; or by directing a request to Anderen Financial, Inc., 3450 East Lake Road, Palm Harbor, FL 34685, Attention: Investor Relations. Certain executive officers and directors of Anderen have interests in the proposed transaction that may differ from the interests of shareholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, the Registrant intends to file such financial statements in an amendment to this Current Report on Form 8-K not later than January 5, 2012.

(b)

Pro Forma Financial Information.

To the extent that pro forma financial statements are required by this Item, the Registrant intends to file such financial statements in an amendment to this Current Report on Form 8-K not later than January 5, 2012.

(d)	Exhibits.

2.1

Purchase and Assumption Agreement – Whole Bank; All Deposits, dated October 21, 2011, among the Federal Deposit Insurance Corporation, receiver of Old Harbor Bank, Clearwater, Florida, the Federal Deposit Insurance Corporation, and 1st United Bank.

2.2	Agreement and Plan of Merger, dated October 24, 2011, by and among 1st United Bancorp, Inc., Anderen Financial, Inc., and Anderen Bank.
99.1	Press Release, dated October 24, 2011, announcing the merger of 1st United Bancorp, Inc., Anderen Financial, Inc., 1st United Bank, and Anderen Bank.
99.2	Slide Presentation for Old Harbor Bank acquisition dated October 21, 2011.
99.3	Slide Presentation for Anderen Financial, Inc. Merger dated October 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date:	October 24, 2011	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1

Purchase and Assumption Agreement – Whole Bank; All Deposits, dated October 21, 2011, among the Federal Deposit Insurance Corporation, receiver of Old Harbor Bank, Clearwater, Florida, the Federal Deposit Insurance Corporation, and 1st United Bank.

2.2	Agreement and Plan of Merger, dated October 24, 2011, by and among 1st United Bancorp, Inc., Anderen Financial, Inc., and Anderen Bank.
99.1	Press Release, dated October 24, 2011, announcing the merger of 1st United Bancorp, Inc., Anderen Financial, Inc., 1st United Bank, and Anderen Bank.
99.2	Slide Presentation for Old Harbor Bank acquisition dated October 21, 2011.
99.3	Slide Presentation for Anderen Financial, Inc. Merger dated October 24, 2011.